SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):               December 29, 2008

Serco Services Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12012 Sunset Hills Road, 8th Floor, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:            (703) 234-7000

SI International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On December 29, 2008, pursuant to an Agreement and Plan of Merger, dated August 26, 2008 (the “Merger Agreement”) by and among Serco Services Inc. (formerly SI International, Inc.) (the “Company”), Serco Group plc, a public limited company organized under the laws of England and Wales, Serco Inc., a New Jersey corporation (“Serco”), Matador Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Serco (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”).  The Company survived the Merger and, as a result, became a wholly-owned subsidiary of Serco.

On December 29, 2008, in connection with the closing of the Merger, the Company repaid to Wachovia Bank, National Association all amounts due under the Second Amended and Restated Credit Agreement, dated February 13, 2008, among the Company, the Company’s subsidiaries, Wachovia Bank, National Association, Bank of America, N.A. and SunTrust Bank.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger pursuant to the Merger Agreement, the Company notified the Nasdaq Stock Market LLC that each share of the Company’s common stock, $0.01 par value per share (the “SI Common Stock”), has been converted into the right to receive $32.00 in cash, without interest, and on December 29, 2008 the Nasdaq Stock Market LLC filed with the Securities and Exchange Commission, at the Company’s request, an application on Form 25 to remove the SI Common Stock from listing and registration thereon pursuant to 17 C.F.R. 240.12d2-2(a)(3).

Item 5.01. Changes in Control of Registrant.

On December 29, 2008, pursuant to the Merger Agreement, Merger Sub merged with and into the Company.  Under the terms of the Merger Agreement, each share of SI Common Stock outstanding at the effective time of the Merger was cancelled and converted into the right to receive $32.00 in cash, without interest.  The Company survived the Merger and, as a result, became a wholly-owned subsidiary of Serco.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On December 30, 2008, employment of the following named executive officers of the Company was terminated in connection with the Merger:  S. Bradford Antle, formerly President and Chief Executive Officer; Thomas E. Dunn, formerly Executive Vice President, Chief Financial Officer and Treasurer; and Ray J. Oleson, formerly Executive Chairman.

On December 30, 2008, the following individuals were appointed as executive officers of the Company, and shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal:

Edward J. Casey	President and Chief Executive Officer
Richard Galanis	Executive Vice President, Chief Financial Treasurer

Mr. Casey, age 50, has served as Chairman and Chief Executive Officer of Serco Inc. from 2005 to present.  From 2003 to 2005, Mr. Casey served as President and Chief Executive Officer of Lowell Partners LLC.

Mr. Galanis, age 54, has served as Chief Financial Officer of Serco Inc. since 2008 and served as Vice President - Finance of General Dynamics Advanced Information Systems from 2004 to 2007.

(d)  Pursuant to the Merger Agreement, at the effective time of the Merger, the Board of Directors of Merger Sub became the Board of Directors of the Company.  Edward J. Casey, Louis Addeo and Richard Galanis were members of the Board of Directors of Merger Sub at the effective time of the Merger and became directors of the Company at such time; each of them is an employee of Serco.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2008, the Company amended its Certificate of Incorporation to, among other things, (i) change the name of the Company from “SI International, Inc.” to “Serco Services Inc.”, (ii) reduce the number of shares of common stock that the Company is authorized to issue from 50,000,000 shares to 5,000 shares, (iii) eliminate preferred stock as a class of stock of the Company, and (iv) permit stockholders of the Company to act by written consent.  A copy of the Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto.

On December 30, 2008, the Company amended and restated the Bylaws of the Company to, among other things, reflect that it has become a wholly-owned subsidiary of Serco.  A copy of the Amended and Restated Bylaws of the Company is attached as Exhibit 3.2 hereto.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

The following items are included as exhibits to this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serco Services Inc.

By:	/s/ Richard Galanis
Name	Richard Galanis
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  January 2, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company